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                                                                    Exhibit 10.5

                          AMENDED EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of the 20th day of September, 2002 between MPOWER COMMUNICATIONS CORP., a Nevada corporation (the "COMPANY"), and Russell I. Zuckerman ("EXECUTIVE"). Capitalized terms that are not defined within the text of this Agreement are defined in
Section 6 hereof, except as otherwise indicated.

                  WHEREAS, Executive has been employed by the Company since January, 2000;

                  WHEREAS, the Company has determined that it is in its best interests that Executive's employment with the Company continue and Executive desires to continue his employment with the Company pursuant to the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the promises and the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. EMPLOYMENT TERM. Subject to earlier termination in accordance with the provisions of this Agreement, the Agreement shall become effective as of the date hereof (the "EFFECTIVE DATE") and the term of Executive's employment with the Company pursuant to this Agreement (the "TERM") shall end on September 18, 2003; provided, however, that the Term shall automatically be extended for an additional one-year period on September 18, 2003 (the "EXTENSION DATE") unless at least 60 days prior to the Extension Date, either party shall give notice to the other in accordance with Section 7 of this Agreement of a desire not to extend the Term.

                  2. DUTIES; RESPONSIBILITIES. Executive shall be employed by the Company as Senior Vice President and General Counsel and shall report solely and directly to the Company's Chief Executive Officer (the "CEO"). The duties and responsibilities of Executive shall be commensurate with those duties and responsibilities that are customarily assigned to such positions, as may be designated from time to time by the CEO. During the Term, Executive shall devote his full business time, attention and energies to the positions of Senior Vice President and General Counsel of the Company; provided, however, that Executive may devote reasonable amounts of time to (i) passive personal investments and
(ii) charitable activities so long as such activities do not interfere with his performance pursuant to this Agreement. Executive's principal place of employment shall be the Company's headquarters in Rochester, New York, however Executive acknowledges that he may be required to travel in connection with his employment.

                  3.       COMPENSATION AND BENEFITS.

                  3.01 FIXED SALARY. During the Term, as compensation for Executive's services, the Company shall pay Executive a salary at the rate of $200,000 per annum (the

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"FIXED SALARY") in equal bi-weekly installments less appropriate payroll deductions as required by law. The Fixed Salary shall be reviewed at least annually by the CEO or such other persons as appointed by the CEO and may be increased, but not decreased as a result of such review.

                  3.02 ANNUAL BONUS. During the Term, Executive shall be eligible to receive an annual bonus (the "ANNUAL BONUS") of up to 50% of the Fixed Salary, contingent upon achieving established goals determined by the Company in accordance with its customary procedures and standards.

                  3.03 EXPENSES. The Company shall pay or reimburse Executive for all reasonable business expenses incurred in the performance of Executive's duties and which are consistent with the Company's policies, practices and procedures, upon submission of appropriate vouchers and other supporting data.

                  3.04     STOCK OPTIONS.

                  (a) Not later than September 18, 2002 (the "GRANT DATE"), Executive shall be granted stock options to purchase 100,000 shares of the Company's common stock (the "NEW OPTIONS"). Such New Options shall (i) have an exercise price equal to $.22 per share, (ii) vest in three (3) equal installments on each of the first three anniversaries of the Grant Date, (iii) have a term (the "TERM") of (10) years from the Grant Date, (iv) remain exercisable, to the extent vested on the Termination Date, for five (5) years after the termination of Executive's employment with the Company for any reason, but in no event after the expiration of the Term, and (v) be non-qualified options within the meaning of the Internal Revenue Code.

                  (b) All of Executive's unexercised stock options as of the Effective Date, other than the New Options (the "EXISTING OPTIONS") shall be amended so that they remain exercisable, to the extent vested on the Termination Date, for five (5) years after the termination of Executive's employment with the Company for any reason, but in no event later than 10 years after the date they were granted.

                  3.05 BENEFITS. Executive and his eligible dependents shall be entitled to participate in all general pension, profit-sharing, life, medical, disability and other insurance, welfare and fringe benefit plans in effect for similarly situated executives of the Company.

                  3.06 PAID TIME OFF. As set forth in Appendix B, attached hereto and incorporated herein by reference, Executive shall not be entitled to receive paid time off in accordance with the Company's paid time off policy; provided, however, Executive has the liberty and ability to take time off on a reasonable - as needed - basis, and is not required to record or track such time off.

                  4. TERMINATION OF EMPLOYMENT. Subject to the terms of this Section 4, the Company may terminate Executive's employment under this Agreement at any time and for any reason.

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                  4.01     TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD
REASON. In the event that Executive's employment is terminated by the Company for Cause or Executive resigns without Good Reason, Executive shall receive the following: (i) accrued and unpaid Fixed Salary through the Termination Date and reimbursement for any outstanding business expenses; and (ii) such other accrued compensation and benefits (including post-retirement benefits) as may be due under the terms of the compensation and benefit plans in which Executive participates.

                  4.02 TERMINATION WITHOUT CAUSE; RESIGNATION WITH GOOD REASON. In the event that (A) the Company terminates Executive's employment hereunder without Cause, (B) Executive resigns for Good Reason or (C) the Company fails to extend the Agreement for at least one additional one-year period pursuant to Section 1, Executive shall be entitled to the following: (i) the payments and benefits set forth in Section 4.01 hereto and (ii) a severance benefit (the "SEVERANCE BENEFIT") equal to two (2) times (a) the Fixed Salary immediately preceding the Termination Date and (b) the "HIGHEST BONUS", where the Highest Bonus equals the greater of the Annual Bonus paid by the Company to Executive (x) during the twelve (12) month period immediately preceding the Termination Date, or (y) during the twelve (12) month period immediately preceding the Effective Date"); provided, however, that Executive shall have no right to have paid or payable from the Trust adopted by Company on October 23, 2001 pursuant to a Trust Agreement with HSBC Bank USA as trustee (the "OLD TRUST"), any portion of his Severance Benefit (i) attributable to any increase in Executive's Fixed Salary after March 31, 2002, or (ii) otherwise in excess of the Severance Benefit or other severance payment that Executive would have been eligible to receive if his employment with the Company had terminated as of March 31, 2002 under circumstances entitling him to a Severance Benefit or other severance payment. Payment of the Severance Benefit shall be contingent upon Executive's execution of a waiver and release of claims (a "RELEASE") in favor of the Company and its affiliates and their respective employees and agents, substantially in the form set forth in Appendix A. The Severance Benefit shall be paid by the Company in a lump-sum, no later than two (2) business days after the expiration of the Revocation Period, as defined in the Release.

                  4.03 TERMINATION DUE TO DEATH OR DISABILITY. In the event of Executive's death or Disability, the Fixed Salary shall continue to be paid to Executive or his estate, as the case may be, for a period beginning on the Termination Date ending on the earlier of (i) the end of the Term and (ii) the first anniversary of the Termination Date. Neither Executive, nor his estate, as the case may be, shall be entitled to continue to receive any benefits other than the Fixed Salary, proceeds from insurance per the terms of any applicable policy and reimbursement of expenses. In addition, all further vesting of options shall cease on the Termination Date.

                  4.04 NO OTHER PAYMENTS OR BENEFITS. As of the Termination Date, other than the payments and benefits expressly provided for or referred to in this Section 4, all obligations of the Company to Executive, other than as required by law or provided under any applicable employee benefit plan of the Company, shall cease.

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                  4.05     NOTICE OF TERMINATION. Any termination of Executive's
employment by the Company or by Executive during the Term shall be communicated by a Notice of Termination to the other party hereto. The Notice of Termination shall, if applicable, indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  4.06 BREACH OF RESTRICTIVE COVENANTS. If, at any time Executive breaches any of the provisions of Sections 5.01, 5.02, 5.03 and/or
5.05 below, he shall not be eligible, as of the date of such breach, for any severance benefits described in this Section 4 and all obligations of the Company to pay any such severance benefits hereunder shall thereupon cease.

                  5.       RESTRICTIVE COVENANTS.

                  5.01 CONFIDENTIALITY; NONDISCLOSURE. Executive understands and acknowledges that in the course of Executive's employment, he has had and will continue to have access to and will learn information proprietary to the Company and its subsidiaries affiliates (the "COMPANY GROUP") that concerns the technological innovations, operation and methodology of the Company Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, procedures and guidelines, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, "PROPRIETARY INFORMATION"). Executive agrees that during the period beginning on the date of his hiring and continuing in perpetuity thereafter, Executive shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill his duties in connection with his employment by the Company, and shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Executive can demonstrate (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Agreement or (ii) was the subject of a court order to disclose. Upon any termination of Executive's employment, Executive will immediately return to the Company all Proprietary Information and copies thereof in Executive's possession.

                  "DEVELOPMENTS" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Company .

                  5.02 NO COMPETING EMPLOYMENT. Executive hereby acknowledges that in the course of Executive's employment with the Company, Executive has become familiar, and will become familiar, with the trade secrets of the Company Group and with other confidential information concerning the Company Group, and that Executive's services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, Executive hereby agrees that for the duration of the Restricted Period, Executive shall not, unless

                                       4

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Executive receives the prior written consent of the Board of Directors of the
Company (the "BOARD"), directly or indirectly, knowingly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the business of the Company as such businesses exist or are in the process of being formed or acquired as of the Termination Date, within any geographical area in which the Company is engaged, services customers, or was actively planning to engage during the Term or as of the Termination Date; provided, however, that this Section 5.02 shall not proscribe Executive's ownership, either directly or indirectly, of less than one percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

                  5.03 RESTRICTIONS ON SOLICITATION. During the Restricted Period and except as required pursuant to Executive's duties to the Company in connection with the employment relationship, Executive will not, directly or indirectly: (i) solicit or contact any customer of the Company Group (or any other entity that Executive knows is a potential customer with respect to specific products of the Company Group and with which Executive have had contact during the period of Executive's employment with the Company Group) for any commercial pursuit that to Executive's knowledge is in competition with the Company, or that to Executive's knowledge is contemplated from time to time during the period of Executive's employment with the Company by the Company's business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business, patronage or other business relation of the Company, or induce, or attempt to induce, any employees, agents or consultants of or to the Company Group to do anything from which Executive is restricted by reason of this Section 5; or (iii) induce or aid others to induce employees, agents or consultants of the Company Group to terminate their employment with the Company Group, or interfere or attempt to interfere with any employees, agents or consultants of the Company Group.

                  5.04 EXTENSION OF RESTRICTED PERIOD. The Restricted Period shall be extended by the length of any period during which Executive is in breach of any of the terms of Section 5 hereof.

                  5.05 ASSIGNMENT OF DEVELOPMENTS. During the Term, all Developments that are at any time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, shall be the sole and absolute property of the Company, free of any reserved or other rights of any kind on Executive's part. During the Term, if such Developments were made, conceived or suggested by Executive during or as a result of Executive's employment relationship with the Company, thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company, or of Executive's right and title, if any, to such Developments. Executive acknowledges and agrees that any invention, concept, design or discovery that concretely relates to or is associated with

                                       5

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Executive's work for the Company that is described in a patent application or is disclosed to a third party directly or indirectly by Executive during the Restricted Period shall be the property of and owned by the Company and such disclosure by patent application or otherwise shall constitute a breach of
Section 5.01 above.

                  5.06 APPLICATION OF COVENANTS. The activities described in this Section 5 shall be prohibited regardless of whether undertaken by Executive in an individual or representative capacity, and regardless of whether performed for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company Group).

                  5.07 INJUNCTIVE RELIEF. Without limiting the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required to specifically enforce any of the covenants in this
Section 5.

                  5.08 REASONABLENESS OF COVENANTS. If, at the time of enforcement of the covenants set forth in this Section 5, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                  5.09 VIOLATION AND REMEDY. If the Company reasonably determines that Executive has breached any of the provisions of this Section 5, in addition to any other remedies available to the Company in law or equity, the Company shall be entitled to immediately suspend as of the date of such breach the provision to Executive of any payments or benefits under this Agreement, including without limitation, the Severance Benefit outlined in Section 4 of this Agreement, and any Severance Benefits already paid shall be immediately returned to the Company. In addition, should the Company breach any of its obligations under this Agreement, including without limitation, the Severance Benefit outlined in Section 4, Executive will not be bound by the provisions of Sections 5.02 and 5.03.

                  6.       DEFINITIONS.

                  "CAUSE" shall mean the occurrence of any of the following events: (i) Executive's willful material violation of any law or regulation applicable to the business of the Company; (ii) Executive's conviction of, or plea of "no contest" to, a felony; (iii) any willful perpetration by Executive of an act involving moral turpitude or common law fraud whether or not related to Executive's activities on behalf of the Company; (iv) any act of gross negligence by Executive in the performance of Executive's duties as an employee;
(v) any violation of the "Standards of Conduct" set forth in the Company's employee manual, as in effect from time to

                                       6

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time; or (vi) any willful misconduct by Executive that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

                  "DISABILITY" shall have the meaning set forth in the Company's long-term disability plan applicable to Executive.

                  "GOOD REASON" shall mean the occurrence of any of the following events: (i) a material adverse change in Executive's title or duties in effect on the Effective Date; (ii) a material reduction in Executive's Fixed Salary or Annual Bonus opportunity in effect on the Effective Date; and (iii) the relocation of Executive's principal place of business to a location that is more than 35 miles from his principal place of business on the Effective Date.

                  "NOTICE OF TERMINATION" shall mean the notice provided in the event of any termination of Executive's employment by the Company or resignation by Executive during the Term which shall be communicated to the other party hereto.

                  "RESTRICTED PERIOD" shall mean: (i) the period during which Executive is employed with the Company; and (ii) following a termination of Executive's employment with the Company for any reason, the period beginning on the Termination Date and ending on the first anniversary of the Termination Date.

                  "TERMINATION DATE" shall be determined as follows: (i) if Executive's employment is terminated for Disability, sixty days after a Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his duties during such sixty-day period); (ii) if Executive's employment is terminated by the Company without Cause, the date specified in the Notice of Termination, which date shall be no earlier than 30 days after the date such notice is delivered to Executive, as the case may be (or if no date is specified in the Notice of Termination, sixty days after the Notice of Termination is received by the Company or delivered to Executive, as the case may be); (iii) if Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (iv) in the event of Executive's resignation of employment, the Termination Date shall be the date set forth in the Notice of Termination, which date shall be no earlier than thirty days after the date such notice is received by the Company; or (v) the Termination Date in the event of Executive's death shall be the date of Executive's death.

                  7. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by registered or certified mail, return receipt requested, addressed to the Company and to Executive, at the address indicated below or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third business day after the date of mailing, if mailed.

                  To the Company:

                           Mpower Communications Corp.
                           175 Sully's Trail, Suite 300

                                       7

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                           Pittsford, NY  14534

                           Attention: Rolla P. Huff

                  To Executive:

                           Russell I. Zuckerman

                           14 Cricket Hill Drive

                           Pittsford, NY 14534

                  8. DISPUTE RESOLUTION PROCESS. Any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach or any matter addressed by the Agreement shall be resolved through binding confidential arbitration in Rochester, New York, to be conducted by an arbitrator that is mutually agreeable to both Executive and the Company, all in accordance with the rules of the American Arbitration Association then in effect. If Executive and the Company cannot agree upon an arbitrator, the arbitration shall be settled before a panel of three arbitrators, one to be selected by the Company, one by Executive and the other by the two persons so selected, all in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction over the matter. Costs and fees of the arbitration will be divided equitably by the arbitrator between both parties; provided, however, that, in the event that either party prevails over the other party in connection with an arbitration arising out of a breach of this Agreement, the non-prevailing party shall be liable for all reasonable attorney's fees and expenses incurred in connection with any action for damages or the enforcement of any provision of this Agreement brought by the other party.

                  9.       MISCELLANEOUS.

                  9.01 NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Agreement nor any of the rights or benefits evidenced hereby shall confer upon Executive any right to continuance of employment by the Company or interfere in any way with the right of the Company to terminate Executive's employment, subject to the provisions of Section 4 above, for any reason, with or without Cause.

                  9.02 EXECUTIVE'S REPRESENTATION. Executive hereby represents and warrants to the Company that the execution and delivery by Executive of this Agreement to the Company will not breach the terms of any contract, agreement or understanding to which Executive is party. Executive further acknowledges and agrees that a breach of this representation by Executive shall render this Agreement void ab initio and of no further force and effect.

                  9.03 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, business successors (whether direct

                                       8

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or indirect, by purchase, merger, consolidation or otherwise), but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Executive under this Agreement may not be assigned or delegated.

                  9.04 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9.05 WITHHOLDING. Amounts paid to Executive's hereunder shall be subject to all applicable federal, state and local tax withholdings.

                  9.06 HEADINGS. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

                  9.07 SURVIVAL. All of the provisions and restrictions set forth in Section 5 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Term.

                  9.08 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  9.09 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

                  9.10 ENTIRE AGREEMENT; MODIFICATION; WAIVER; INTERPRETATION. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings concerning the subject matter hereof; provided, however, that, (1) the Indemnity Agreement dated September 20, 2002, attached hereto as Appendix C and incorporated herein by reference, and (2)
Section 2 (entitled "Retention Bonus") of the Retention and Severance Agreement dated October 11, 2001, attached hereto as Appendix D and incorporated herein by reference, shall be enforceable and binding on the parties. This Agreement supercedes the remaining terms and conditions of said Retention and Severance Agreement; provided, however, that it is the intention of the parties hereto that if this Agreement is void, becomes voidable, or otherwise is or becomes unenforceable as drafted, then the Retention and Severance Agreement shall continue in full force and effect, in accordance with the terms and conditions thereof immediately prior to the execution of this Agreement. Neither this Agreement nor any of its

                                       9

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provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             MPOWER COMMUNICATIONS CORP.

                                             By: /s/ Rolla P. Huff
                                                 -------------------------------
                                                 Rolla P. Huff
                                                 Chairman and CEO

                                                 /s/ Russell I. Zuckerman
                                                 -------------------------------
                                                 Russell I. Zuckerman

                                       11

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                                   APPENDIX A

Mpower Communications Corp.
175 Sully's Trail, Suite 300
Pittsford, NY  14534

                                     RELEASE

                  I, Russell I. Zuckerman, am a party to an Employment Agreement (the "AGREEMENT"), dated September 18, 2002, with Mpower Communications Corp., a Nevada corporation (the "COMPANY"). The Agreement contemplates that, in consideration for my receipt of the Severance Benefit (as such term is defined in the Agreement), I will deliver a Release in the form set forth below, and I now desire to deliver such Release to the Company in the manner contemplated by the Agreement.

                  1. General Release. In consideration of the Severance Benefit, I hereby release and forever discharge the Released Parties (as defined below) from any and all claims, actions, causes of action, suits, costs controversies, judgments, decrees, verdicts, damages, liabilities, attorney's fees, covenants, contracts and agreements (collectively, including claims, actions and causes of action set forth in Section 2 below, "CLAIMS") that I may have against the Released Parties based on or arising out of (i) my employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, or (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof, including, without limitation, any Claims arising under any applicable federal, state or local law, or any law of any foreign jurisdiction, whether such Claim arises under statute, common law or in equity, and whether or not I am presently aware of such claim. I further agree that the payments and benefits described in the Agreement are in full satisfaction of any and all Claims for payments or benefits that I may have against the Company arising out of my employment relationship, my service as an employee, officer or director of the Company and the termination thereof. I also do forever release, discharge and waive any rights that I may have to recover in any proceedings brought by any federal, state or local agency against the Released Parties to enforce any laws; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Release, the rights and obligations established by the Indemnity Agreement dated _______, 2002 shall be enforceable and binding on the Released Parties.

                  For purposes of this release, the "RELEASED PARTIES" means, individually and collectively, the Company, its present, former and future shareholders, partners, limited partners, affiliates, parents, subsidiaries, successors, directors, officers, employees, agents, attorneys, successors and assigns.

                  2. Specific Release of ADEA Claims. In further consideration of the Severance Benefit, I hereby release and forever discharge the Company and its employees, officers and directors from any and all Claims that I may have as of the date of my signing of this Release arising under the FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, and the applicable rules and regulations promulgated thereunder ("ADEA").

                  3. Release of Unknown Claims. I understand that I am releasing Claims pursuant to this Agreement that I may not know about, and that is my intent. I expressly waive all rights that I might have under any law that is intended to prevent unknown Claims from being released and I understand the significance of doing so. In addition, I expressly acknowledge that the Release under this Agreement is intended to include and does include in its effect, without limitation, all Claims which I do not know or suspect to exist in my favor at the time of execution of this Release and that this Release expressly contemplates the extinguishment of all such Claims.

                  4. No Pending Litigation. I hereby represent and agree that I have not filed, and will not file, any action, complaint, charge, grievance or arbitration against any Released Party.

                  5. No Right to Commence any Legal Action. I will not commence or join any legal action, which term includes, without limitation, any demand for arbitration proceedings and any complaint to any federal, state or local agency, court or other tribunal, to assert any Claim released by me under this Agreement against a Released Party.

                  6. Acknowledgment. By signing this Release, I hereby acknowledge and confirm the following:

                  (a) Consultation with an Attorney. I was advised in writing by the Company in connection with my termination of employment to consult with an attorney of my choice prior to signing the Agreement and this Release and to have such attorney explain to me the terms of the Agreement and this Release, including, without limitation, the terms relating to my release of claims arising under ADEA.

                  (b) Understand this Agreement. I have read the Agreement and this Release carefully and completely and understand each of the terms thereof.

                  (c) Twenty-One Days to Consider. I was given not less than twenty-one days to consider the terms of the Agreement and this Release and to consult with an attorney of my choosing with respect thereto, and that for a period of seven days following my signing of this Release, I have the option to revoke this Release in accordance with the terms set forth below.

                  (d) Consideration. By signing this Release, I hereby acknowledge and confirm that I am providing the Release and discharge set forth herein only in exchange for consideration in addition to anything of value to which I am already entitled.

                  1. 7. Revocation. I have the right to revoke this Release during the seven-day period (the "REVOCATION PERIOD") commencing immediately following the date I sign and deliver this Release to the Company. The Revocation Period shall expire at 5:00 p.m., New York time, on the last day of the Revocation Period; PROVIDED, HOWEVER, that if such seventh day is not a business day, the Revocation Period shall extend to 5:00 p.m. on the next succeeding business day. In the event of any such revocation by me, the obligations of the Company to pay the Severance Benefit pursuant to the Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by me shall be effective unless it is in writing and signed by me and received by a representative of the Company prior to the expiration of the Revocation Period.

                  My signature below indicates my agreement with the terms and provisions described above.

___________________________

Russell I. Zuckerman

___________________________

Date

                                      A-2